UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2023

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703, PMB 73480

Boston, MA 02115

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (978) 897-0100

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operation and Financial Condition.

Unaudited Preliminary Financial Results as of and for the Quarter Ended July 31, 2023

The financial results of SeaChange International, Inc. (the “Company”) as of and for the quarter ended July 31, 2023 are not yet available. The Company has presented the following estimated unaudited preliminary financial results as of and for the quarter ended July 31, 2023:

•	Total second quarter 2023 revenue approximately between $6.8 million and $7.0 million;

•	Ending the second quarter 2023 with $16.1 million in cash and cash equivalents and marketable securities combined; and

•	Adjusted EBITDA loss for the quarter ended July 31, 2023 of approximately $0.1 million to $0.3 million.

Adjusted EBITDA Reconciliation (Preliminary and Unaudited)

To supplement the Company’s unaudited consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as adjusted EBITDA. The Company defines non-GAAP loss from operations as GAAP net loss plus stock-based compensation expenses, severance and restructuring costs, transaction costs, other expense, net, and income tax provision, and adjusted EBITDA as non-GAAP loss from operations plus depreciation. The Company discusses non-GAAP loss from operations and adjusted EBITDA, as the Company believes non-GAAP operating loss from operations and adjusted EBITDA are important measures that are not calculated according to GAAP. The Company uses non-GAAP loss from operations and adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the board of directors (the “Board”) of the Company, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. The Company believes that the non-GAAP loss from operations and adjusted EBITDA financial measures assist in providing an enhanced understanding of the Company’s underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. The Company believes that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations and adjusted EBITDA are non-GAAP financial measures and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and adjusted EBITDA and investors should not infer from our presentation of these non-GAAP financial measures that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our GAAP loss from operations, the most directly comparable GAAP financial measure, to our non-GAAP loss from operations range and adjusted EBITDA range for the three months ended July 31, 2023.

Estimated Quarter Reconciliation of GAAP to Non-GAAP

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended July 31, 2023
	High	Low
GAAP net loss	$(760)	$(1,057)
Other (income) expense, net	(479)	(444)
Income tax provision	59	46

GAAP loss from operations	$(1,180)	$(1,455)

Stock-based compensation	285	285
Severance and restructuring costs	39	39
Transaction costs	724	769

Non-GAAP loss from operations	$(132)	$(362)

Depreciation	64	64

Adjusted EBITDA	$(68)	$(298)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 4, 2023, the Board determined to effect a suspension of its reporting obligations under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Company announced today that it has notified The Nasdaq Stock Market LLC of the Company’s intent to voluntarily delist its common stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Capital Market (the “Nasdaq Capital Market”) and withdraw the registration of its Common Stock with the U.S. Securities and Exchange Commission (the “SEC”) under the Exchange Act. The Company intends to file a Form 25 with the SEC to remove its Common Stock from listing on the Nasdaq Capital Market and to deregister its Common Stock under Section 12(b) of the Exchange Act on or about August 18, 2023, and as a result, the Company expects that the last trading day of its Common Stock on the Nasdaq Capital Market will be on or about August 28, 2023. The Company also expects to file a Form 15 with the SEC on or about August 28, 2023, to commence the process of terminating the registration of its Common Stock under Section 12(g) of the Exchange Act, and the filing of the Form 15 immediately suspends the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act, including Forms 10-K, 10-Q, and 8-K. However, the provisions of Sections 14, 16, and 13(d) of the Exchange Act are still applicable to the Company and beneficial owners of its securities until the Form 15 becomes effective, which is expected to occur within 90 days of filing the Form 15 with the SEC.

The Board has determined that “going dark” is in the best interests of the Company and its stockholders after concluding that the significant costs and regulatory compliance burden of remaining an Exchange Act reporting company were impairing the Company’s ability to execute on its business plan and to generate value for its stockholders. As a result of “going dark,” the Company expects to save more than $3 million annually from the elimination of accounting and other expenses relating to maintaining its status as an Exchange Act reporting company, which it can use to invest in its business, as well as the increased ability of management to focus on core business activities, among other things. In coming to this decision, the Board, among other factors, considered the advantages and disadvantages of being an Exchange Act reporting company, the number of Company stockholders and the ongoing relatively low-level of trading in its Common Stock on the Nasdaq Capital Market.

The Company anticipates that its Common Stock will be quoted on the OTC Expert Market to the extent market makers continue to make a market in the Common Stock. No guarantee, however, can be made that a trading market in the Common Stock in any over-the-counter market will be maintained.

Item 7.01	Regulation FD Disclosure.

On August 8, 2023, the Company issued a press release regarding the matter disclosed in Item 3.01 above. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by SeaChange International, Inc., dated August 8, 2023.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements, including regarding (i) filing a Form 25 and the timing as it relates to such filing, (ii) the last trading day of its Common Stock on the Nasdaq Capital Market, (iii) filing a Form 15 and the timing as it relates to such filing, (iv) the timing of the effectiveness of the Form 15, (v) the Company’s savings as it relates to “going dark,” and (vi) the trading of shares of the Common Stock on the OTC Expert Market, that are based on assumptions and may describe future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of the Company, and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

	by:	/s/ Peter D. Aquino
Peter D. Aquino
Dated: August 8, 2023		Chief Executive Officer